UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

PIONEER BOND FUND

PIONEER SERIES TRUST III

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PIONEER FUNDS SHAREHOLDER SERVICES

To Shareholders of

PIONEER BOND FUND

PIONEER DISCIPLINED VALUE FUND

Dear Shareholder:

By now you have heard a lot about the Pioneer Funds reorganizing as a result of the recent acquisition of Amundi US, the former investment adviser of the Pioneer Funds, by Victory Capital. Amundi US, including its investment capabilities and portfolio management teams, is now known as Pioneer Investments, a Victory Capital investment franchise. Overall, the potential benefits to Pioneer Funds shareholders are significant.

As part of the integration of the advisory businesses of Amundi US and Victory Capital, shareholders of each of the Pioneer Funds have been asked to vote for the reorganization of the fund into a newly-created Victory Pioneer Fund. Despite highly favorable voting results, Pioneer Bond Fund and Pioneer Disciplined Value Fund have yet to meet the required vote to approve their reorganizations. In each case, the newly-created fund is substantially the same, including with respect to fees and expenses, portfolio management and investment strategies.

Potential benefits of these reorganizations for Pioneer Funds shareholders include:

1.

Opportunities for increased asset growth and economies of scale that, over the long-term, could result from the combined distribution capabilities of the new organization resulting from the transaction;

2.

The potential to spread certain fixed costs over a larger combined asset base of the Victory Funds complex, which has the potential to result in a reduction in the per share expenses paid by the Victory Pioneer Funds shareholders over the longer term; and

3.	As further detailed in the proxy statement, Victory Capital has capped each fund’s expenses for 3 years.

RESULTS OF THE PROXY CAMPAIGN SHAREHOLDER MEETING: Overall the proxy campaign has been extremely successful as the vast majority of the Funds have approved the proposed reorganizations. However, Pioneer Bond Fund and Pioneer Disciplined Value Fund have yet to meet the required vote to approve their respective reorganization. The Meeting has been adjourned to May 27, 2025 to allow you more time to vote.

WE NEED YOUR VOTE TO COMPLETE THE PROPOSED REOGANIZATION FOR YOUR FUND.

YOU CAN VOTE USING ONE OF THE CONVENIENT OPTIONS BELOW:

Online: Visit the website	Phone: Call the number on the	Mail: Sign, date, and return the
indicated on the enclosed proxy card.	enclosed proxy card or call (800) 488-8095 to speak with a Pioneer representative to place your vote.	enclosed proxy card in the postage-paid envelope provided.

Please contact us toll-free at (800) 431-9633 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday or 10:00 a.m. and 9:00 p.m. Eastern Time on Saturday.

Thank you for your time and consideration.

Sincerely,

Thomas Dusenberry

President, Pioneer Funds